UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 9, 2006

Reebok International Ltd.

(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Appointment of Principal Officers

On January 9, 2006, Reebok International Ltd. (“Reebok”) announced the appointment of Paul Harrington as the new President and Chief Executive Officer of the Reebok brand. Mr. Harrington has most recently served as Reebok’s Senior Vice President of International Operations and Chief Supply Chain Officer and will cease to serve in those roles as a result of his new appointment. Additional information about Mr. Harrington required by this Item is incorporated herein by reference from  Part I, Item 1 of Reebok’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 8, 2005 .

A copy of the press release issued by the Company on January 9, 2006 announcing Mr. Harrington’s appointment as President and Chief Executive Officer of the Reebok brand is filed as Exhibit 99.01 hereto and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits

99.01                Press release dated January 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2006

REEBOK INTERNATIONAL LTD.

	By:	/s/ Kenneth Watchmaker

Kenneth I. Watchmaker

Executive Vice President and

Chief Financial Officer